Exhibit 5.1

1600 Pioneer Tower
888 SW Fifth Avenue
Portland, Oregon 97204
503.221.1440

July 23, 2008

The Board of Directors
Key Technology, Inc.
150 Avery Street
Walla Walla, Washington  99362

Key Technology, Inc.
Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Key Technology, Inc., an Oregon corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of the Company’s Registration Statement on Form S-8 (the "Registration Statement").  The Registration Statement covers 200,000 shares of the Company’s common stock, no par value (the "Original Issuance Shares"), that may be issued by the Company under the Company’s 2003 Restated Employees' Stock Incentive Plan (the "Plan").

                      In our capacity as such counsel, we have reviewed the Registration Statement and the corporate actions of the Company in connection with this matter, and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, and other evidence as we have deemed necessary or appropriate for the purposes of the opinion hereinafter expressed.

                      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Original Issuance Shares have been duly authorized by all necessary corporate action, and when issued and sold by the Company against payment therefor pursuant to the terms of the Plan, the Original Issuance Shares will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law.  We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm in the related prospectus under the caption "Legal Matters."  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Tonkon Torp LLP

TPP:JWW